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                                                                  EXHIBIT - 11.1
EDGE PETROLEUM CORPORATION

COMPUTATION OF EARNINGS PER SHARE
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                                                                         Three Months Ended                   Six Months Ended
                                                                              June 30,                            June 30,
                                                                   --------------------------------    -----------------------------
                                                                        1998            1997                1998            1997

Basic common and common equivalent shares outstanding,
   beginning of period                                                7,510,281       7,461,361           7,510,281       4,701,361

Weighted average shares and equivalent shares outstanding:
   Issued in connection with the public offering                                                                          1,921,326
   Restricted stock                                                     261,430         250,586             261,277         174,441
Basic weighted average common and common equivalent                   ---------       ---------           ---------       ---------
   shares outstanding, end of period                                  7,771,711       7,711,947           7,771,558       6,797,128
                                                                      =========       =========           =========       =========
Dilutive common stock options                                            32,454          77,118              31,835          53,684
                                                                      ---------       ---------           ---------       ---------
Diluted weighted average common and common equivalent
    shares outstanding                                                7,804,165       7,789,065           7,803,393       6,850,812
                                                                      =========       =========           =========       =========

Net Income before cumulative effect of accounting change            $    46,822     $ 1,105,538         $   665,602     $ 2,036,889

Cumulative effect of accounting change                                                        -           1,780,835               -
                                                                    -----------     -----------         -----------     -----------
Net Income                                                          $    46,822     $ 1,105,538         $ 2,446,437     $ 2,036,889
                                                                    ===========     ===========         ===========     ===========

BASIC EARNINGS PER SHARE:

  Net income before cumulative effect of accounting change               $ 0.01          $ 0.14              $ 0.08          $ 0.30

  Cumulative effect of accounting change                                      -               -                0.23               -
                                                                        -------         -------             -------         -------
  Basic earnings per share                                               $ 0.01          $ 0.14              $ 0.31          $ 0.30
                                                                        =======         =======             =======         =======
DILUTED  EARNINGS PER SHARE:

  Net income before cumulative effect of accounting change               $ 0.01          $ 0.14              $ 0.08          $ 0.30

  Cumulative effect of accounting change                                      -               -                0.23               -
                                                                        -------         -------             -------         -------
  Diluted earnings per share                                             $ 0.01          $ 0.14              $ 0.31          $ 0.30
                                                                        =======         =======             =======         =======
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